Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES 2025 SECOND QUARTER EARNINGS

AND QUARTERLY DIVIDEND

Charlottesville, VA – July 24, 2025 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $4.2 million, or $0.78 per diluted share, for the quarter ended June 30, 2025, compared to $4.2 million, or $0.77 per diluted share, recognized for the quarter ended June 30, 2024. For the six months ended June 30, 2025, the Company recognized net income of $8.7 million, or $1.61 per diluted share, compared to $7.8 million, or $1.45 per diluted share, for the six months ended June 30, 2024.

The increase in second quarter net income year-over-year was primarily the result of increased net interest income, resulting from increased interest income from higher average loan balances compared to the prior period, combined with decreased interest expense, as a result of the reduction in cost of funds associated with deposits and borrowings. The decrease in interest expense on deposits was the primary contributor to the increase in net income year-to-date for 2025 compared to the prior year.

Dividend Declaration

On July 23, 2025, the Company's Board of Directors declared a quarterly cash dividend of $0.36 per share of common stock payable on August 29, 2025, to the holders of record at the close of business on August 15, 2025. The quarterly cash dividend represents an annual yield to shareholders of approximately 3.78% based on the closing price of the Company’s common stock on July 23, 2025.

President and Chief Executive Officer's comments: "We continue to post steady earnings results for 2025, with year-to-date earnings of $8.7 million, putting the Bank 12% ahead of 2024," stated Glenn W. Rust, President and Chief Executive Officer. "Our continuing focus on operating efficiencies and asset quality enables our lending and retail teams to provide exceptional service to depositors and borrowers alike. This translates into a positive return to our customers, the communities we serve, and our shareholders."

Key Performance Indicators

Second quarter 2025 compared to second quarter 2024

•
Return on average assets remained steady at 1.05%.
•
Net interest margin (FTE)1 improved to 3.40% from 3.04%
•
Loan-to-deposit ratio increased to 89.4% from 84.3%, with loan balances increasing by $83.5 million or 7.2% since June 30, 2024.
•
Efficiency ratio (FTE)1 improved to 61.2% from 62.7%

June 30, 2025 Balance Sheet Highlights

•
The Company continued to experience modest loan growth in the second quarter of 2025, with gross loan balances increasing $5.7 million from year-end. Gross loans outstanding as of June 30, 2025 totaled $1.2 billion, an increase of $83.5 million, or 7.2% compared to June 30, 2024.
•
Deposit balance decreases of $34.5 million since December 31, 2024 facilitated the efforts to stabilize the overall cost of funds through changes in the mix of lower cost components. Deposits increased $15.2 million or 1.1% from June 30, 2024.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

•
Securities balances declined $28.3 million from June 30, 2024 to June 30, 2025; this decline was strategic as funds from the maturities of investments were repurposed to higher yielding assets in the form of loans.
•
The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through reciprocal Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $159.6 million as of June 30, 2025, $166.6 million as of December 31, 2024 and $144.8 million as of June 30, 2024.
•
Outstanding borrowings from the FHLB increased by $41.0 million to $61.0 million as of June 30, 2025 from December 31, 2024 and by $31.0 million from $30.0 million at June 30, 2024. As of June 30, 2025, the Company had unused borrowing facilities in place of approximately $172.0 million and held no brokered deposits.

Loans and Asset Quality

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.48% as of June 30, 2025, 0.19% as of December 31, 2024 and 0.25% as of June 30, 2024.
•
Nonperforming assets amounted to $7.8 million as of June 30, 2025, compared to $3.0 million as of December 31, 2024 and $4.0 million as of June 30, 2024;
o
Fourteen loans to thirteen borrowers are in non-accrual status, totaling $2.6 million, as of June 30, 2025, compared to $2.3 million as of December 31, 2024 and $2.4 million as of June 30, 2024.
o
Loans 90 days or more past due and still accruing interest amounted to $5.2 million as of June 30, 2025, compared to $754 thousand as of December 31, 2024 and $1.6 million as of June 30, 2024. The past due balance as of June 30, 2025 is comprised of six loans totaling $5.1 million which are 100% government-guaranteed, and six student loans totaling $31 thousand.
o
The Company currently holds no other real estate owned.
•
The period-end Allowance for Credit Losses on Loans (“ACL”) as a percentage of total loans was 0.67% as of June 30, 2025, 0.68% as of December 31, 2024 and 0.69% as of June 30, 2024. The individual differences in the balances of various pools as well as changing loss rates has resulted in only nominal changes to the overall ACL ratio. The proportionate increase in government-guaranteed loans over the respective periods is also a main driver holding the ACL as a percentage of total loans fairly steady year-over-year. Balances in such loans are 100% government-guaranteed and do not require an ACL.
•
The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021, with a remaining balance of $5.7 million as of June 30, 2025.
•
For the three months ended June 30, 2025, the Company recorded a net charge to the provision for credit losses of $3 thousand, due primarily to declining balances in pools with higher loss rates offsetting reserves required by changes in environmental factors. The provision includes an $87 thousand recovery for changes in unfunded reserves, as a result of a decline in unfunded construction commitments.

Net Interest Income

•
Net interest income for the three months ended June 30, 2025 of $12.8 million increased $1.6 million, or 14.4%, compared to the three months ended June 30, 2024, as interest income earned on assets increased with decreased interest expense on deposit accounts driving an additional net increase.
•
Net interest margin (FTE), (a non-GAAP financial measure)1, for the three months ended June 30, 2025 was 3.40%, compared to 3.04% for the three months ended June 30, 2024. The increase as compared to the first quarter of 2024 was the outcome of the higher yielding mix of interest earning assets and the decrease in cost of funds, both described below.
•
The Bank's yield on loans was 5.60% for the three months ended June 30, 2025, compared to 5.71% for the prior year same period. The accretion of the fair value mark related to purchased loans positively impacted interest income by 14 bps in the second quarter of 2025, compared to 15 bps in the second quarter of 2024.
•
The overall cost of funds, including noninterest-bearing deposits, of 177 bps incurred in the three months ended June 30, 2025 decreased 33 bps from 210 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits decreased period over period by 51 bps, from a cost of 274 bps to 223 bps. The cost of borrowings decreased 39 bps from the second quarter of 2024 to the second quarter of 2025, from 5.13% to 4.74%.

__________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Noninterest Income

Noninterest income for the three months ended June 30, 2025 decreased $380 thousand, or 22.5%, compared to the three months ended June 30, 2024, primarily as a result of lower wealth management fees, and lower fee income from deposit accounts and debit card usage.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2025 increased by $559 thousand, or 6.9%, compared to the three months ended June 30, 2024. Increased franchise taxes and the cost of data processing and professional and legal fees for special projects drove increases during the quarter.

Efficiency Ratio

The Company's efficiency ratio (FTE)1 improved to 61.2% for the three months ended June 30, 2025 compared to 62.7% for the three months ended June 30, 2024, primarily due to increased net interest income (FTE)1. On a year-to-date basis, the efficiency ratio (FTE)1 improved to 61.8% in 2025 compared to 64.8% in 2024, also as a result of increased net interest income (FTE)1.

Income Taxes

The effective tax rates amounted to 21.9% and 18.3% for the three months ended June 30, 2025 and 2024, respectively. For each period, the effective income tax rate differed from the U.S. statutory rate of 21% due to the recognition of low-income housing tax credits net of the impact of the accounting change to proportional amortization in 2024, the effect of tax-exempt income from municipal bonds and income from bank owned life insurance policies.

Book Value

Book value per share increased to $31.67 as of June 30, 2025, compared to $28.70 as of June 30, 2024, and tangible book value per share (a non-GAAP financial measure)1 was $29.63 as of June 30, 2025 compared to $26.43 as of June 30, 2024. These values increased as net retained income increased and the impact of intangible assets declined due to the ongoing amortization of the Company's core deposit intangible asset.

Dividends

Cash dividends of $1.9 million, or $0.36 per share, were declared and paid during the second quarter of 2025. The remaining 54% of net income was retained.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has seven banking offices throughout Fauquier and Prince William counties, four banking offices in Charlottesville and Albemarle County (including one limited-service banking facility), and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for, or more important than, operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	June 30, 2025	December 31, 2024*	June 30, 2024
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$5,999	$5,311	$8,785
Interest-bearing deposits in other banks	9,840	11,792	8,515
Federal funds sold	22,683	-	-
Securities:
Available for sale (AFS), at fair value	254,909	263,537	284,698
Restricted securities, at cost	8,120	6,193	6,667
Total securities	263,029	269,730	291,365
Loans, net of deferred fees and costs	1,241,712	1,235,969	1,158,214
Allowance for credit losses	(8,347)	(8,455)	(8,028)
Loans, net	1,233,365	1,227,514	1,150,186
Premises and equipment, net	12,204	15,383	15,818
Bank owned life insurance	40,659	40,059	39,468
Goodwill	7,768	7,768	7,768
Core deposit intangible, net	3,213	3,792	4,418
Right of use asset, net	4,805	5,551	6,287
Deferred tax asset, net	14,084	15,407	15,860
Accrued interest receivable and other assets	15,046	14,519	25,350
Total assets	$1,632,695	$1,616,826	$1,573,820
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$384,538	$374,079	$357,931
Interest-bearing	266,012	303,405	257,365
Money market and savings deposit accounts	457,077	437,619	423,055
Certificates of deposit and other time deposits	281,438	308,443	335,490
Total deposits	1,389,065	1,423,546	1,373,841
Federal funds purchased	-	236	2,438
Borrowings	61,000	20,000	30,000
Junior subordinated debt, net	3,530	3,506	3,483
Lease liability	4,661	5,389	6,102
Accrued interest payable and other liabilities	3,667	3,847	3,792
Total liabilities	1,461,923	1,456,524	1,419,656
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-	-
Common stock, $2.50 par value	13,318	13,263	13,256
Capital surplus	106,834	106,394	105,935
Retained earnings	87,514	82,507	77,961
Accumulated other comprehensive loss	(36,894)	(41,862)	(42,988)
Total shareholders' equity	170,772	160,302	154,164
Total liabilities and shareholders' equity	$1,632,695	$1,616,826	$1,573,820

Common shares outstanding	5,391,979	5,370,912	5,370,912
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	-	-	-
Preferred shares authorized	2,000,000	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Interest and dividend income:
Loans, including fees	$17,330	$16,242	$34,363	$31,903
Federal funds sold	64	160	248	399
Other interest-bearing deposits	45	58	87	115
Investment securities:
Taxable	1,265	1,776	2,574	3,935
Tax exempt	323	327	646	653
Dividends	109	100	224	218
Total interest and dividend income	19,136	18,663	38,142	37,223

Interest expense:
Demand deposits	67	68	136	139
Money market and savings deposits	2,927	2,952	5,930	5,874
Certificates and other time deposits	2,670	3,982	5,724	8,032
Borrowings	582	388	1,091	874
Federal funds purchased	18	9	25	16
Junior subordinated debt	76	83	146	171
Total interest expense	6,340	7,482	13,052	15,106
Net interest income	12,796	11,181	25,090	22,117
Provision for (recovery of) credit losses	3	(338)	(157)	(360)
Net interest income after provision for (recovery of) credit losses	12,793	11,519	25,247	22,477

Noninterest income:
Wealth management fees	206	240	435	666
Deposit account fees	293	338	600	725
Debit/credit card and ATM fees	355	523	725	1,011
Bank owned life insurance income	307	289	600	564
Gains (losses) on sales of assets, net	-	(3)	278	36
Gain on early redemption of debt	-	-	-	379
Losses on sales of AFS, net	-	-	-	(4)
Other	150	304	433	492
Total noninterest income	1,311	1,691	3,071	3,869

Noninterest expense:
Salaries and employee benefits	3,863	3,850	7,799	8,002
Net occupancy	889	865	1,905	1,837
Equipment	202	167	388	338
Bank franchise tax	489	345	828	685
Computer software	266	276	522	484
Data processing	732	579	1,467	1,318
FDIC deposit insurance assessment	145	180	290	375
Marketing, advertising and promotion	179	157	433	405
Professional fees	331	190	587	442
Legal fees	225	-	461	-
Core deposit intangible amortization	284	332	579	675
Other	1,076	1,181	2,246	2,380
Total noninterest expense	8,681	8,122	17,505	16,941
Income before income taxes	5,423	5,088	10,813	9,405
Provision for income taxes	1,185	929	2,086	1,600
Net income	$4,238	$4,159	$8,727	$7,805

Net income per common share, basic	$0.79	$0.77	$1.62	$1.45
Net income per common share, diluted	$0.78	$0.77	$1.61	$1.45
Weighted average common shares outstanding, basic	5,391,979	5,377,055	5,385,461	5,371,972
Weighted average common shares outstanding, diluted	5,417,900	5,385,770	5,410,394	5,382,980

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Common Share Data:
Net income	$4,238	$4,489	$4,561	$4,600	$4,159
Net income per weighted average share, basic	$0.79	$0.83	$0.85	$0.86	$0.77
Net income per weighted average share, diluted	$0.78	$0.83	$0.85	$0.85	$0.77
Weighted average shares outstanding, basic	5,391,979	5,378,871	5,370,912	5,370,912	5,377,055
Weighted average shares outstanding, diluted	5,417,900	5,402,936	5,407,489	5,396,936	5,385,770
Actual shares outstanding	5,391,979	5,391,979	5,370,912	5,370,912	5,370,912
Tangible book value per share at period end [5]	$29.63	$28.84	$27.70	$28.68	$26.43
Key Ratios:
Return on average assets [1]	1.05%	1.12%	1.12%	1.15%	1.05%
Return on average equity [1]	10.05%	11.05%	10.98%	11.44%	11.07%
Net interest margin (FTE) 1, [2]	3.40%	3.28%	3.21%	3.24%	3.04%
Efficiency ratio (FTE) [3]	61.2%	62.4%	60.2%	58.6%	62.7%
Loan-to-deposit ratio	89.4%	86.6%	86.8%	88.1%	84.3%
Net Interest Income:
Net interest income	$12,796	$12,295	$12,235	$12,024	$11,181
Net interest income (FTE) [2]	$12,881	$12,381	$12,321	$12,111	$11,268
Company Capital Ratios:
Tier 1 leverage ratio [6]	12.12%	11.83%	11.34%	11.81%	11.47%
Total risk-based capital ratio [6]	19.46%	18.92%	18.77%	18.88%	18.64%
Assets and Asset Quality:
Average earning assets	$1,521,345	$1,529,575	$1,526,464	$1,487,182	$1,491,821
Average gross loans	$1,240,563	$1,233,520	$1,218,460	$1,181,447	$1,144,350
Fair value mark on acquired loans	$5,724	$6,242	$6,785	$7,301	$8,237

Allowance for credit losses on loans:
Beginning of period	$8,328	$8,455	$8,523	$8,028	$8,289
Provision for (recovery of) credit losses	90	(105)	(208)	(3)	(518)
Charge-offs	(111)	(70)	(127)	(272)	(208)
Recoveries	40	48	267	770	465
Net (charge-offs) recoveries	(71)	(22)	140	498	257
End of period	$8,347	$8,328	$8,455	$8,523	$8,028

Non-accrual loans	$2,614	$2,764	$2,267	$2,113	$2,365
Loans 90 days or more past due and still accruing	5,178	2,274	754	3,214	1,596
Total nonperforming assets (NPA) [4]	$7,792	$5,038	$3,021	$5,327	$3,961

NPA as a % of total assets	0.48%	0.31%	0.19%	0.33%	0.25%
NPA as a % of gross loans	0.63%	0.41%	0.24%	0.44%	0.34%
ACL to gross loans	0.67%	0.67%	0.68%	0.70%	0.69%
Non-accruing loans to gross loans	0.21%	0.22%	0.18%	0.17%	0.20%
Net charge-offs (recoveries) to average loans [1]	0.02%	0.01%	-0.05%	-0.17%	-0.09%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 The Bank held no other real estate owned during any of the periods presented.

5 This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

6 All ratios at June 30, 2025 are estimates and subject to change pending regulatory filings. Ratios for prior periods are presented as filed.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	June 30, 2025			June 30, 2024
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$201,507	$1,374	2.73%	$261,250	$1,876	2.87%
Tax Exempt Securities [1]	65,347	408	2.50%	66,463	414	2.49%
Total Securities [1]	266,854	1,782	2.67%	327,713	2,290	2.80%
Loans:
Real Estate	953,504	13,773	5.79%	900,581	12,483	5.57%
Commercial	255,629	3,012	4.73%	206,125	3,080	6.01%
Consumer	31,430	545	6.96%	37,644	679	7.25%
Total Loans	1,240,563	17,330	5.60%	1,144,350	16,242	5.71%
Federal funds sold	5,698	64	4.51%	11,840	160	5.44%
Other interest-bearing deposits	8,230	45	2.19%	7,918	58	2.95%
Total Earning Assets	1,521,345	19,221	5.07%	1,491,821	18,750	5.06%
Less: Allowance for Credit Losses	(8,338)			(8,299)
Total Non-Earning Assets	102,550			112,246
Total Assets	$1,615,557			$1,595,768

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$268,728	$67	0.10%	$268,621	$68	0.10%
Money Market and Savings Deposits	464,058	2,927	2.53%	421,700	2,952	2.82%
Time Deposits	286,555	2,670	3.74%	338,648	3,982	4.73%
Total Interest-Bearing Deposits	1,019,341	5,664	2.23%	1,028,969	7,002	2.74%
Borrowings	49,275	582	4.74%	30,407	388	5.13%
Federal funds purchased	1,472	18	4.90%	561	9	6.45%
Junior subordinated debt	3,523	76	8.65%	3,476	83	9.60%
Total Interest-Bearing Liabilities	1,073,611	6,340	2.37%	1,063,413	7,482	2.83%
Non-Interest-Bearing Liabilities:
Demand deposits	364,033			370,640
Other liabilities	8,790			10,545
Total Liabilities	1,446,434			1,444,598
Shareholders' Equity	169,123			151,170
Total Liabilities & Shareholders' Equity	$1,615,557			$1,595,768
Net Interest Income (FTE) [3]		$12,881			$11,268
Interest Rate Spread [2]			2.70%			2.23%
Cost of Funds			1.77%			2.10%
Interest Expense as a Percentage of Average Earning Assets			1.67%			2.02%
Net Interest Margin (FTE) [3]			3.40%			3.04%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the six months ended
	June 30, 2025			June 30, 2024
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$203,584	$2,798	2.75%	$282,493	$4,153	2.94%
Tax Exempt Securities [1]	65,572	818	2.49%	66,526	827	2.49%
Total Securities [1]	269,156	3,616	2.69%	349,019	4,980	2.85%
Loans:
Real Estate	950,191	27,160	5.76%	903,033	25,026	5.57%
Commercial	254,560	6,102	4.83%	190,251	5,505	5.82%
Consumer	32,310	1,101	6.87%	37,676	1,372	7.32%
Total Loans	1,237,061	34,363	5.60%	1,130,960	31,903	5.67%
Federal Funds Sold	11,256	248	4.44%	14,732	399	5.45%
Other interest-bearing deposits	8,041	87	2.18%	8,171	115	2.83%
Total Earning Assets	1,525,514	38,314	5.06%	1,502,882	37,397	5.00%
Less: Allowance for Credit Losses	(8,416)			(8,356)
Total Non-Earning Assets	105,321			111,045
Total Assets	$1,622,419			$1,605,571

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$271,736	$136	0.10%	$275,723	$139	0.10%
Money Market and Savings Deposits	464,231	5,930	2.58%	416,837	5,874	2.83%
Time Deposits	296,388	5,724	3.89%	339,866	8,032	4.75%
Total Interest-Bearing Deposits	1,032,355	11,790	2.30%	1,032,426	14,045	2.74%
Borrowings	46,038	1,091	4.78%	36,280	874	4.84%
Federal funds purchased	1,017	25	4.96%	528	16	6.09%
Junior subordinated debt	3,517	146	8.37%	3,470	171	9.91%
Total Interest-Bearing Liabilities	1,082,927	13,052	2.43%	1,072,704	15,106	2.83%
Non-Interest-Bearing Liabilities:
Demand deposits	363,198			369,588
Other liabilities	9,328			11,041
Total Liabilities	1,455,453			1,453,333
Shareholders' Equity	166,966			152,238
Total Liabilities & Shareholders' Equity	$1,622,419			$1,605,571
Net Interest Income (FTE) [3]		$25,262			$22,291
Interest Rate Spread [2]			2.63%			2.17%
Cost of Funds			1.82%			2.11%
Interest Expense as a Percentage of Average Earning Assets			1.73%			2.02%
Net Interest Margin (FTE) [3]			3.34%			2.98%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%. Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Ratio is computed on an annualized basis.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Fully tax-equivalent measures
Net interest income	$12,796	$12,295	$12,235	$12,024	$11,181
Fully tax-equivalent adjustment	85	86	86	87	87
Net interest income (FTE) [1]	$12,881	$12,381	$12,321	$12,111	$11,268

Efficiency ratio [2]	61.5%	62.8%	60.6%	58.9%	63.1%
Fully tax-equivalent adjustment	-0.3%	-0.4%	-0.4%	-0.3%	-0.4%
Efficiency ratio (FTE) [3]	61.2%	62.4%	60.2%	58.6%	62.7%

Net interest margin	3.37%	3.26%	3.19%	3.22%	3.01%
Fully tax-equivalent adjustment	0.03%	0.02%	0.02%	0.02%	0.03%
Net interest margin (FTE) [1]	3.40%	3.28%	3.21%	3.24%	3.04%

	As of
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Other financial measures
Book value per share	$31.67	$30.93	$29.85	$30.89	$28.70
Impact of intangible assets [4]	(2.04)	(2.09)	(2.15)	(2.21)	(2.27)
Tangible book value per share (non-GAAP)	$29.63	$28.84	$27.70	$28.68	$26.43

	For the Six Months Ended
	June 30, 2025	June 30, 2024
Fully tax-equivalent measures
Net interest income	$25,090	$22,117
Fully tax-equivalent adjustment	172	174
Net interest income (FTE) [1]	$25,262	$22,291

Efficiency ratio [2]	62.2%	65.2%
Fully tax-equivalent adjustment	-0.4%	-0.4%
Efficiency ratio (FTE) [3]	61.8%	64.8%

Net interest margin	3.32%	2.96%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE) [1]	3.34%	2.98%

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented.